August 5, 2024

For immediate release

Advance Logistics Investment Corporation

Securities Code：3493

1-105 Kanda-Jinbocho, Chiyoda-ku, Tokyo

Kenji Kousaka, Executive Director

Asset Management Company:

ITOCHU REIT Management Co., Ltd.

Junichi Shoji, Representative Director,

President & CEO

Inquiries:

Hiromu Shinoda, Manager of Logistics Strategy Department

TEL. +81-3-6821-5483

Notice Concerning Acquisition of Trust Beneficiary Interest in Domestic Real Estate

Advance Logistics Investment Corporation (“ADL”) announces that ITOCHU REIT Management Co., Ltd. (“IRM”), the asset management company to which ADL entrusts the management of its assets resolved today to acquire (the “Acquisition”) the three real estate trust beneficiary interest in the property listed below (“Asset to Be Acquired”).

It should be noted that the sellers of the Asset to Be Acquired, ITOCHU Corporation and ITOCHU Property Development, Ltd. (“ITOCHU Property Development”), constitute interested parties under the Act on Investment Trusts and Investment Corporations (Act No. 198 of 1951, as amended; hereinafter “the Investment Trust Act”), and therefore, in accordance with the Investment Trust Act, IRM obtained the consent of ADL through approval by the ADL Board of Directors’ meeting held on August 5, 2024. In addition, as ITOCHU Corporation and ITOCHU Property Development constitute interested parties under IRM’s Rules for Transactions with Interested Parties, IRM conducted the necessary discussions, resolutions and other procedures in accordance with the Rules for Transactions with Interested Parties before executing the agreement for the sale and purchase of the trust beneficiary interest.

As described in the “Notice Concerning Execution of Merger Agreement between Mitsui Fudosan Logistics Park Inc. and Advance Logistics Investment Corporation” released today by Mitsui Fudosan Logistics REIT Management Co., Ltd., IRM, Mitsui Fudosan Logistics Park Inc. (“MFLP”) and ADL (MFLP and ADL are collectively referred to as “Investment Corporations”) announced today at their respective board of directors' meetings. Investment Corporations decided at their respective board of directors' meetings held today to conduct an absorption-type merger (the “Merger”), with MFLP as the surviving corporation and ADL as the dissolving corporation, effective November 1, 2024 (the “Effective Date of the Merger”), resolved to implement the Merger as of the same date, and executed a merger agreement (the “Merger Agreement”). The Acquisition is intended to take advantage of the Merger to achieve further external growth and qualitative improvement of the portfolio. The settlement and delivery of the Acquisition is scheduled on November 1, 2024, the effective date of the REIT Merger, and the surviving corporation after the REIT Merger will succeed to and execute the status of the buyer or seller and all of their rights and obligations under the purchase agreement pertaining to the Acquisition.

1.	Overview of Asset to Be Acquired

Note: The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

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Property type (Note 1)	Property No. (Note 2)	Property Name	Location	Planned acquisition price (million of yen) (Note 3)
Logistics Real Estate	L-15	iMissions Park Atsugi 2 (Note 4)	Isehara City, Kanagawa Prefecture	4,712
Logistics Real Estate	L-16	iMissions Park Kazo (Note 4)	Kazo City, Saitama Prefecture	3,031
Logistics Real Estate	L-17	iMissions Park Yoshikawa-Minami (50% quasi co-ownership) (Note 4)	Yoshikawa City, Saitama Prefecture	3,019
	Total (3 properties)		-	10,763

(Note 1) "Property type" is based on the classification of use as defined in ADL's investment policy for the properties that ADL plans to acquire. The same applies hereinafter.

(Note 2) "Property number" is a number assigned to each property according to its use, with "L" representing logistics real estate. The same applies hereafter.

(Note 3) "Planned acquisition price" is the purchase price of the Assets to Be Acquired stated in the trust beneficiary interests purchase agreement for the Assets to Be Acquired (the "Purchase Agreement") . The purchase price does not include consumption tax, local consumption tax, and other expenses required for the acquisition.

(Note 4) The Purchase Agreement falls under a forward commitment etc. as specified in the Comprehensive Guidelines for Supervision of Financial Instruments Business Operators, etc. specified by the Financial Services Agency of Japan (future-dated purchase agreements under which settlement and handover of the property are to take place not less than one (1) month after agreement execution, as well as any other comparable agreements).

Under the Purchase Agreement, if the seller or the purchaser fails to perform any of its obligations pursuant to such agreement in material respect or if it is found that the seller or the purchaser is in breach of any of its representations and warranties in material respect and the purpose of the Purchase Agreement cannot be attained, the other party may cancel the Purchase Agreement after warning the defaulting party specifying a deadline and the defaulting party fails to cure such default or breach by such deadline (unless it comes to fall under the cases set forth in the clause of risk of loss in the Purchase Agreement), and if the Purchase Agreement is cancelled, the other party will be entitled to demand payment of a penalty equal to 20% of an amount of the purchase price less consumption taxes etc. (even in a case where the amount of damage that has actually occurred exceeds the penalty amount, the amount exceeding such amount may not be claimed)

(1)	Sale and purchase agreement Date	August 5, 2024
(2)	Planned acquisition date	November 1, 2024 or a date to be separately agreed with the seller (iMissions Park Atsugi 2, iMissions Park Kazo, and iMissions Park Yoshikawa-Minami (50% quasi co-ownership))
(3)	Seller	Please refer to the Section 4. Overview of the Seller" below.
(4)	Acquisition funds	Treasury funds and borrowings
(5)	Settlement Method	Lump-sum payment at the time of delivery.

2.	Reason for acquisition

The Asset to Be Acquired was decided to be acquired in order to enhance the portfolio and improve profitability based on ADL's basic philosophy of maximizing unitholder value by managing ADL's assets with the aim of achieving stable earnings and growth of managed assets over the medium to long term, in accordance with the asset management targets and policies stipulated in ADL's Articles of Incorporation.

The Asset to Be Acquired is a pipeline property of ADL for which ADL has obtained preferential negotiation rights from the ITOCHU Group, ADL's sponsor group, and will be acquired after exercising such rights. Please refer to the attached Reference Material "Characteristics of the Assets to be Acquired" for the evaluation points at the time of acquisition of the Assets to be Acquired.

With respect to the tenants of the Asset to Be Acquired, it has been determined that the tenants conform to the policy on tenant selection described in the 11th Fiscal Period Annual Securities Report submitted on May 24, 2024.

3.	Details of the Asset to Be Acquired

The following tables summarize the summary of the Asset to Be Acquired in individual tables (the "Individual Property Tables"). The Individual Property Tables is intended to provide a general overview of the properties to be acquired. The terms used in the Individual Property Table are as follows, and please refer to the Individual Property Table in conjunction with the explanation of the terms listed below. In principle, the status as of the end of July 2024 is indicated for those properties for which there are no notes as to the point in time.

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(1) Property type

“Property type” shown for ADL’s Asset to Be Acquired follows the classification of property type indicated in ADL’s investment policy.

(2) Summary of Specified Assets

•	“Planned acquisition date” is the planned acquisition date as indicated in the Purchase Agreement. Please note that the planned acquisition date is subject to change as agreed upon between ADL and the seller.
•	“Planned acquisition price” is the purchase price of the Asset to Be Acquired as indicated in the Purchase Agreement. The purchase price does not include acquisition costs and consumption tax or local consumption tax.
•	“Trustee” as indicated in the “Outline of Trust Beneficiary Interests” is the trustee or the intended trustee of the respective Asset to Be Acquired.

•	“Trust period expiration date” as indicated in the “Outline of Trust Beneficiary Interests” is the date of termination of the trust period in the trust agreement or the date of termination of the trust period as scheduled for alteration at the time of the acquisition by ADL.
•	“Form of ownership” of “Land” and “Building” indicates the type of rights held, or to be held, by ADL, the trustee, or the intended trustee.
•	Location of “Land” indicates the address of the building according to the registry (or one of the addresses where there are multiple addresses). Additionally, the “Site area” for “Land” and the “Construction period,” “Total floor area,” “Structure/No. of floors” and “Type” for “Building” are as indicated in the registry, and may differ from the current situation. Please note that the “Total floor area” of “Buildings” indicates the sum of the total floor area of the main building and annex buildings, while the “Construction period,” “Structure/No. of floors” and “Type” of building indicate those of the main building not including annex buildings.
•	“Area zoned for use” of “Land” is the type of land use listed in Article 8, Paragraph 1, Item 1 of the City Planning Act (Law No. 100 of 1968, as amended).
•	“Floor-area ratio” of “Land” indicates the upper limit for floor-area ratio (designated floor-area ratio). The designated floor-area ratio may be modified, increased or decreased according to the width of adjacent roadways or other factors, and may differ from the floor-area ratio actually applied.
•	“Building coverage ratio” for “Land” indicates the upper limit for building coverage ratio (designated building coverage ratio) as stipulated in the city plan based on zoning and other factors. The designated building coverage ratios may be modified, increased or decreased depending on whether the building is a fire-resistant building in a fire control area or for other reasons, and the designated building coverage ratios may differ from the building coverage ratio actually applied.
•	“Collateral” refers to the details of collateral, if applicable.
•	“Property Management Company” is the property management company to which the property management operations are entrusted or are to be entrusted.
•	“Master Leasing Company” refers to the master lease company with which a master lease agreement has been, or is to be, executed.
•	“Master Lease Type” is indicated either as “Pass-through type” or “Sublease type,” depending on the content of the master lease agreement with the master lessee. In the case of a pass-through type master lease, the lessor, in principle, receives the amount equivalent to the sum of the rent paid by end tenants. In the case of a sublease type master lease, the lessor receives a fixed rental sum regardless of any fluctuation in the rent received from the end tenants. The master lease agreements executed, or to be executed, in respect of the Asset to Be Acquired are in all cases of the “pass-through” type.
•	“Number of tenants” under “Tenant details” indicates the total number of tenants (or the number of end tenants, where a pass-through type master lease agreement has been, or is to be, executed; the same shall apply hereinafter in “3. Details of the Asset to Be Acquired”) based on the lease agreement executed and activated for the respective real estate property or trust real estate property (lease agreements relating to roofs and parking lots are excluded; where a pass-through type master lease agreement has been, or is to be, executed, the figure is based on the number of the lease agreements with end tenants. The same shall apply hereinafter in “3. Details of the Asset to Be Acquired”). However, where the same tenant has executed multiple lease agreements in respect of the Asset
•	“The main tenants name” under “Tenant details” indicates the name of the tenant with the largest leased area as indicated in the lease agreement executed and activated in respect of respective real estate property or the trust real estate property.
•	“Annual rent” under “Tenant details” indicates the total amount of the annual rent, including common area charges, stipulated in the lease agreement executed and activated for the respective real estate property or trust real estate property, rounded down to the nearest unit (where only a monthly rent is stipulated, the amount indicated is the annual rent calculated according to the provisions of the lease agreement). Please note that account is not taken of periods of free rent or rent holiday.

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•	“Deposits and guarantees” under “Tenant details” indicates the total amount of deposits and guarantees stipulated in the lease agreement executed and activated in respect of the respective real estate property or trust real estate property, rounded down to the nearest unit.
•	“Leased area” under “Tenant details” indicates the total leased area as indicated in the lease agreement executed and activated in respect of the respective real estate property or trust real estate property.

•	“Leasable area” under “Tenant details” indicates the sum of (i) the leased area indicated in the lease agreement executed and activated for the respective real estate property or trust real estate property; and (ii)

the vacant space deemed to be leasable based on building floor plans. Please note that, in the lease agreements, the indicated leased area may include a portion not included in the total floor area, and that the leased or leasable area may therefore exceed total floor area. Specifically in the case of logistics real estate,

where the eaves area is included in leased or leasable area, the latter figure may considerably exceed total floor area.

•	“Operating ratio” under “Tenant details” indicates the ratio of leased area to total leasable area of the Asset to Be Acquired, rounded to the first decimal place.
•	“Special Remarks” are matters considered important with respect to utilization of and rights related to the asset to Be Acquired as of July 31, 2024, or matters that are considered important in terms of their potential impact on or other relevance to the valuation, profitability or disposability of the Asset to Be Acquired.

Property Name		iMissions Park Atsugi 2
Property type		Logistics Real Estate
Type of specified assets		Trust beneficiary interest in real estate
Planned acquisition date		November 1, 2024 or a date to be separately agreed with the seller (Note 1)
Planned acquisition price		4,712 million yen
Outline of Trust Beneficiary Interests	Trustee	Sumitomo Mitsui Trust Bank, Limited
	Trust establishment date	March 22, 2024
	Trust period expiration date	March 31, 2034
Land	Form of ownership	ownership
	Location	No. 1, 2, 3, 5, 10, Shimokasuya Higashi 3-chome, Isehara City
	Site area	7,581.56 m2
	Area zoned for use	industrial zone
	Floor-area ratio	200%
	Building coverage ratio	60%
Building	Form of ownership	ownership
	Construction period	June 30, 2022
	Total floor area	15,530.73m2
	Structure/No. of floors	Reinforced concrete and steel-framed structure with alloy-plated steel sheet roofing; 4 stories
	Type	warehouse
Collateral		Not applicable
Property Management Company		ITOCHU Urban Community Ltd.
Master Leasing Company		ITOCHU Urban Community Ltd.
Master Lease Type		Pass-through type
Tenant details	Number of tenants	1
	The main tenants name (Note 2)	Not disclosed
	Annual rent (Note 2)	Not disclosed
	Deposits and guarantees (Note 2)	Not disclosed
	Leased area	15,513.77m2
	Leasable area	15,513.77m2
	Operating ratio	100.0%
Special Remarks		none in particular

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(Note 1) Subject to change due to a change in the acquisition date.

(Note 2) Not disclosed as consent for disclosure has not been obtained from the tenant.

Property Name		iMissions Park Kazo
Property type		Logistics Real Estate
Type of specified assets		Trust beneficiary interest in real estate
Planned acquisition date		November 1, 2024 or a date to be separately agreed with the seller (Note 1)
Planned Acquisition Price		3,031 million yen
Outline of Trust Beneficiary Interests	Trustee	Sumitomo Mitsui Trust Bank, Limited
	Trust establishment date	April 15, 2024
	Trust period expiration date	April 30, 2034
Land	Form of ownership	Ownership
	Location	563-5, Toyonodai 1-chome, Kazo City
	Site area	7,292.92m2
	Area zoned for use	exclusive industrial zone
	Floor-area ratio	200%
	Building coverage ratio	60%
Building	Form of ownership	Ownership
	Construction period	September 15, 2022
	Total floor area	11,173.46m2
	Structure/No. of floors	Steel-framed, alloy-plated steel sheet roofing, 3 stories
	Type	Warehouse
Collateral		Not applicable
Property Management Company		ITOCHU Urban Community Ltd.
Master Leasing Company		ITOCHU Urban Community Ltd.
Master Lease Type		Pass-through type
Tenant details	Number of tenants	1
	The main tenants name (Note 2)	Not disclosed
	Annual rent (Note 2)	Not disclosed
	Deposits and guarantees (Note 2)	Not disclosed
	Leased area (Note 2)	11,173.46m2
	Leasable area (Note 3)	11,173.46m2
	Operating ratio	100.0%
Special Remarks		none in particular

(Note 1) Subject to change due to a change in the acquisition date.

(Note 2) Not disclosed as consent for disclosure has not been obtained from the tenant.

(Note 3) Leasable area is based on the lease agreement with the tenant.

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Property Name		iMissions Park Yoshikawa-Minami (50% quasi co-ownership)
Property type		Logistics Real Estate
Type of specified assets (Note 1)		Trust beneficiary interest in real estate
Planned acquisition date (Note 1)		November 1, 2024 or a date to be separately agreed with the seller
Planned Acquisition Price		3,019 million yen
Outline of Trust Beneficiary Interests	Trustee	Sumitomo Mitsui Trust Bank, Limited (planned) (Note 2)
	Trust establishment date	November 1, 2024 (scheduled) (Note 2)
	Trust period expiration date	undecided
Land	Form of ownership	ownership
Location (Note 3)

Within the construction area of the Koshigaya Urban Planning Project Yoshikawa Minami Station East Exit Area Land Readjustment Project

Temporary exchange land: Street No. 1, Parcel No. 36

Reserved land: Street No. 1, Parcel No. 35

	Site area	10,585.00m2 (Note 3)
	Area zoned for use	industrial zone
	Floor-area ratio	200%
	Building coverage ratio	60%
Building	Form of ownership	ownership
	Construction period	September 15, 2023
	Total floor area	17,852.85m2
	Structure/No. of floors	Reinforced concrete and steel-framed structure with alloy-plated steel sheet roofing; 3 stories
	Type	warehouse
Collateral		Not applicable
Property Management Company		ITOCHU Urban Community Ltd.
Master Leasing Company		ITOCHU Urban Community Ltd.
Master Lease Type		Pass-through type
Tenant details	Number of tenants	1
	The main tenants name (Note 4)	Not disclosed
	Annual rent (Note 4)	Not disclosed
	Deposits and guarantees (Note 4)	Not disclosed
	Leased area	18,685.01m2
	Leasable area	18,685.01m2
	Operating ratio	100.0%
Special Remarks		In connection with the acquisition of the property (quasi co-ownership (50%) of the trust beneficiary right with the property as trust property), ADL plans to execute a beneficiary right quasi co-ownership agreement (referred to as the "Agreement" in this Special Remarks) with ITOCHU Property Development (50%) of the trust beneficiary interests in the trust assets.

（Note1）	This is subject to change due to a change in the acquisition date. In addition, ADL is planning to acquire quasi co-ownership (50%) of the trust beneficiary right.
（Note2）	As of August 5, 2024, it is a physical property, but will be set up as a trust beneficiary interest in real estate on November 1, 2024.
（Note3）	The land of this property is provisional replacement land and reserved land located within the construction area of the Koshigaya Urban Planning Project Yoshikawa Minami Station East Exit Area Land Readjustment Project. The location of the property is indicated by the street and parcel numbers as stated in the provisional land transfer certificate and the reserved land certificate, and the site area is indicated by the land registry area as stated in the provisional land transfer certificate and the reserved land certificate, respectively.
（Note4）	Not disclosed as consent for disclosure has not been obtained from the tenant.

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4.	Overview of the Seller

iMissions Park Atsugi 2 (80% quasi co-ownership)

The seller is a domestic business company, but the overview of the seller is not disclosed because we have not obtained approval from the seller to disclose the name, etc. There are no noteworthy capital, personal, or business relationships between the seller and ADL or its asset management company, nor are there any noteworthy capital, personal, or business relationships between interested parties or affiliated companies of ADL or IRM and those of the seller. In addition, neither the said company nor the related parties and affiliated companies of the said company fall under the category of related parties of the ADL/IRM.

iMissions Park Atsugi 2 (20% quasi co-ownership)

(1) Name ITOCHU Property Development, Ltd.

(2) Address 9-11, Akasaka 2-chome, Minato-ku, Tokyo

(3) Representative Norio Matsu, President and Representative Director

(4) Description of Business 1) Residential housing (construction & sales)

2) Management and operation of residential facilities

3) Development of office buildings and commercial facilities

4) Operation, management and consulting for real estate

5) Other peripheral business related to real estate

(5) Capital 　　　　　　　　10,698 million yen (as of July 31, 2024)

(6) Date of incorporation December 1, 1997

(7) Net Assets Not disclosed (Note 1)

(8) Total Assets Not disclosed (Note 1)

(9) Major Shareholder ITOCHU Corporation 100.0% (as of July 31, 2024)

(10) Relationship with ADL and/or IRM

Capital Relationship ITOCHU Property Development owns 20.0% of the total number of IRM’s issued shares as of the date hereof.

Personnel Relationship One of the Asset Manager's executives and employees is on secondment from ITOCHU Property Development

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Business Relationship ITOCHU Property Development has executed a sponsor support agreement with ADL and with IRM.

Related Parties status ITOCHU Property Development constitutes a related party for ADL and IRM

(Note 1) Not disclosed as consent for disclosure has not been obtained from the tenant.

iMissions Park Kazo (80% quasi co-ownership)

The seller is a domestic business company, but the overview of the seller is not disclosed because we have not obtained approval from the seller to disclose the name, etc. There are no noteworthy capital, personal, or business relationships between the seller and ADL or its asset management company, nor are there any noteworthy capital, personal, or business relationships between interested parties or affiliated companies of ADL or IRM and those of the seller. In addition, neither the said company nor the related parties and affiliated companies of the said company fall under the category of related parties of the ADL/IRM.

iMissions Park Kazo (20% quasi co-ownership)

(1) Name ITOCHU Property Development, Ltd.

(2) Address 9-11, Akasaka 2-chome, Minato-ku, Tokyo

(3) Representative Norio Matsu, President and Representative Director

(4) Description of Business 1) Residential housing (construction & sales)

2) Management and operation of residential facilities

3) Development of office buildings and commercial facilities

4) Operation, management and consulting for real estate

5) Other peripheral business related to real estate

(5) Capital 　　　　　　　　10,698 million yen (as of July 31, 2024)

(6) Date of incorporation December 1, 1997

(7) Net Assets Not disclosed (Note 1)

(8) Total Assets Not disclosed (Note 1)

(9) Major Shareholder ITOCHU Corporation 100.0% (as of July 31, 2024)

(10) Relationship with ADL and/or IRM

Capital Relationship ITOCHU Property Development owns 20.0% of the total number of IRM’s issued　shares as of the date hereof.

Personnel Relationship One of the Asset Manager's executives and employees is on secondment from　ITOCHU Property Development

Business Relationship ITOCHU Property Development has executed a sponsor support agreement with ADL and with IRM.

Related Parties status ITOCHU Property Development constitutes a related party for ADL and IRM

(Note 1) Not disclosed as consent for disclosure has not been obtained from the tenant.

iMissions Park Yoshikawa-Minami (50% quasi co-ownership)

(1) Name ITOCHU Corporation

(2) Address 1-3 Umeda, Kita-ku 3-chome, Osaka-city, Osaka

(3) Representative Keita Ishii, President & Chief Operating Officer

(4) Description of Business Domestic trading, import/export, and overseas trading in textiles, machinery, metals, minerals, energy, chemicals, food, general products, realty, information and communications technology, and finance, business investment in Japan and overseas

(5) Capital 253,448 million yen (As of July 31, 2024)

(6) Date of incorporation December 1, 1949

(7) Net Assets 1,751,924million yen (As of March 31, 2024)

(8) Total Assets 4,852,964 million yen (As of March 31, 2024)

(9) Major Shareholder The Master Trust Bank of Japan, Ltd. (trust account) 16.09% (As of March 31, 2024)

(10) Relationship with ADL and/or IRM

Capital Relationship ITOCHU Corporation owns 4.98% of the total number of ADL’s issued units as of the date hereof. It also owns 80.0% of the total number of IRM’s issued shares as of the date hereof.

Personnel Relationship As of the date hereof, two of the officers and directors of IRM, are on secondment from ITOCHU Corporation.

Business Relationship ITOCHU Corporation has executed sponsor support agreement and leasing management agreement with ADL. With IRM, it has executed a sponsor support agreement and leasing management agreement.

Related Parties status ITOCHU Corporation constitutes a related party for ADL and IRM.

5. Status of Property Acquirer, etc.

　Property acquisitions from special interested parties are as follows. In the table below, (1) company name, (2) relationship with the special interested party, and (3) background and reason for acquisition are listed.

Property Name (Location)	Previous owner/trust beneficiary	Previous owner/trust beneficiary	Previous owner/trust beneficiary
	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date
iMissions Park Atsugi 2 (No. 1, 2, 3, 5, 10, Shimokasuya Higashi 3-chome, Isehara City)	Other than specially interested parties (80% quasi co-ownership)	(1) ITOCHU Corporation (80% quasi co-ownership) (2) Parent company of IRM (3) ITOCHU Corporation developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-
	(1) ITOCHU Property Development (20% quasi co-ownership) (2) Parent company of IRM (3) ITOCHU Urban Development developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-	-
	-	Omitted as shares has been owned for more than one year.	-
	March 2024 (Land) March 2024 (Building)	January 2022 (Land) July 2022 (Building)	-

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Property Name (Location)	Previous owner/trust beneficiary	Previous owner/trust beneficiary	Previous owner/trust beneficiary
	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date
iMissions Park Kazo(563-5, 619-6, 640-13, 650-4, Toyonodai 1-chome, Kazo City)	Other than specially interested parties (80% quasi co-ownership)	(1) ITOCHU Corporation (80% quasi co-ownership) (2) Parent company of IRM (3) ITOCHU Corporation developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-
	(1) ITOCHU Property Development (20% quasi co-ownership) (2) Parent company of IRM (3) ITOCHU Urban Development developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-	-
	-	Omitted as shares has been owned for more than one year.	-
	March 2024 (Land) March 2024 (Building)	March 2021 (Land) September 2022 (Building)	-

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Property Name (Location)	Previous owner/trust beneficiary	Previous owner/trust beneficiary	Previous owner/trust beneficiary
	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date	(1), (2), (3) Acquisition (transfer) price Acquisition (transfer) date
iMissions Park Yoshikawa- Minami (within the construction area of the Koshigaya Urban Planning Project Kikkawa Minami Station East Exit Area Land Readjustment Project, provisional replacement land: Block No. 1, Lot No. 36 Reserved land: Block No. 1, Lot No. 35)	(1) ITOCHU Corporation (50% co-ownership) (2) Parent company of IRM (3) ITOCHU developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-	-
	(1) ITOCHU Property Development (50% co-ownership) (2) Parent company of IRM (3) ITOCHU Urban Development developed the building after acquiring the land through sale and purchase for the purpose of business expansion and investment.	-	-
	-	-	-
	April 2020 (Land) September 2023 (Building)	-	-

6. Outlook

As stated above, the Acquisition is scheduled to be settled and delivered on November 1, 2024, the effective date of the REIT Merger. For the forecast of MFLP's operating conditions, of which the Acquisition is a part of the preconditions, please refer to the "Notice Concerning Disclosure of Operating Results Forecasts for the Fiscal Period Ending July 31, 2025 and the Fiscal Period Ending January 31, 2026, Following the Merger of Mitsui Fudosan Logistics Park Inc. and Advance Logistics Investment Corporation" released today by Investment Corporations.

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7. Summary of the appraisal report

iMissions Park Atsugi 2

Summary of Appraisal Report
Property Name	iMissions Park Atsugi 2
Appraisal value (Note 1)	5,030,000 thousand yen
Name of Appraisal Agency	Japan Real Estate Institute
price point	July 1, 2024
Item	Description (Unit: thousand yen) (Note 1)	Outline, etc.
revenue price	5,030,000	Estimated by applying the direct capitalization method and the DCF method.
Income value based on direct capitalization method	5,040,000
(1) Operating revenue	Not disclosed (Note 1)
a. Possible gross revenues	Not disclosed (Note 1)
b. Vacancy loss, etc.	Not disclosed (Note 1)
(2) Operating expenses	Not disclosed (Note 1)
a. Maintenance and management costs	Not disclosed (Note 1)
b. Utilities	Not disclosed (Note 1)
c. Repair expenses	Not disclosed (Note 1)
d. PM Fee	Not disclosed (Note 1)
e. Tenant solicitation costs, etc.	Not disclosed (Note 1)
f. Taxes and public dues	Not disclosed (Note 1)
g. Non-life insurance premiums	Not disclosed (Note 1)
h. Other expenses	Not disclosed (Note 1)
(3) Net operating revenues	198,479	(1)-(2)
(4) Investment income on lump-sum payments	1,151	Appraised based on an investment yield of 1.0%.
(5) Capital Expenditures	2,890	Appraised based on the figures from the engineering report and similar cases.
net revenue	196,740	(3)+(4)-(5)
capitalization rate (esp. capital gains)	3.9%	Appraised, taking into account the standard yields of each area, the transaction yields of similar properties, etc., and the subject property's location conditions, building conditions, contract conditions, etc.
Value of earnings based on the DCF method	5,010,000
discount rate	3.6%	Appraised by comprehensively taking into account the individual characteristics of the subject property, etc., with reference to the investment yields of similar properties.
Final capitalization rate	4.0%	Appraised, with reference to the transaction yields of similar properties, comprehensively taking into account the future trend of investment yields, the riskiness of the subject property as an investment, general forecasts of future economic growth rates, and trends in real estate prices and rents, etc.
cost price estimate	4,760,000
Land ratio	56.3%
Building Ratio	43.7%
Other items that the appraiser took into account in the appraisal	none in particular

(Note 1) Information that tenants have not consented to disclose and information that can be calculated from such information are included, and if such information is disclosed, it may cause disadvantages such as difficulty in maintaining lease relationships due to loss of trust with tenants, etc., and ultimately may harm the interests of unitholders. Therefore, the information is not disclosed, except for items for which disclosure would not be detrimental.

11

iMissions Park Kazo

Summary of Appraisal Report
Property Name	iMissions Park Kazo
Appraisal value (Note 1)	3,220,000 thousand yen
Name of Appraisal Agency	Japan Real Estate Institute
price point	July 1, 2024
Item	Description (Unit: thousand yen) (Note 1)	Outline, etc.
revenue price	3,220,000	Estimated by applying the direct capitalization method and the DCF method.
Income value based on direct capitalization method	3,230,000
(1) Operating revenue	Not disclosed (Note 1)
a. Possible gross revenues	Not disclosed (Note 1)
b. Vacancy loss, etc.	Not disclosed (Note 1)
(2) Operating expenses	Not disclosed (Note 1)
a. Maintenance and management costs	Not disclosed (Note 1)
b. Utilities	Not disclosed (Note 1)
c. Repair expenses	Not disclosed (Note 1)
d.PM Fee	Not disclosed (Note 1)
e. Tenant solicitation costs, etc.	Not disclosed (Note 1)
f. Taxes and public dues	Not disclosed (Note 1)
g. Non-life insurance premiums	Not disclosed (Note 1)
h. Other expenses	Not disclosed (Note 1)
(3) Net operating revenues	134,062	(1)-(2)
(4) Investment income from lump-sum payments	381	Appraised based on an investment yield of 1.0%.
(5) Capital Expenditures	2,005	Appraised based on the figures from the engineering report and similar cases.
net revenue	132,438	(3)+(4)-(5)
capitalization rate (esp. capital gains)	4.1%	Appraised, taking into account the standard yields of each area, the transaction yields of similar properties, etc., and the subject property's location conditions, building conditions, contract conditions, etc.
Value of earnings based on DCF method	3,210,000
discount rate	3.8%	Appraised by comprehensively taking into account the individual characteristics of the subject property, etc., with reference to the investment yields of similar properties.
Final capitalization rate	4.2%	Appraised, with reference to the transaction yields of similar properties, comprehensively taking into account the future trend of investment yields, the riskiness of the subject property as an investment, general forecasts of future economic growth rates, and trends in real estate prices and rents, etc.
cost price estimate	3,200,000
Land ratio	47.1%
Building Ratio	52.9%
Other items that the appraiser took into account in the appraisal	none in particular

(Note 1) Information that tenants have not consented to disclose and information that can be calculated from such information are included, and if such information is disclosed, it may cause disadvantages such as difficulty in maintaining lease relationships due to loss of trust with tenants, etc., and ultimately may harm the interests of unitholders. Therefore, the information is not disclosed, except for items for which disclosure would not be detrimental.

12

iMissions Park Yoshikawa-Minami (50% quasi co-ownership)

Summary of Appraisal Report
Property Name	iMissions Park Yoshikawa-Minami
Appraisal value (Note 1)	3,020,000 thousand yen
Name of Appraisal Agency	Japan Real Estate Institute
price point	July 1, 2024
Item	Description (Unit: thousand yen) (Note 1)	Outline, etc.
revenue price	3,020,000	Estimated by applying the direct capitalization method and the DCF method.
Income value based on direct capitalization method	3,035,000
(1) Operating revenue	Not disclosed (Note 1)
a. Possible gross revenues	Not disclosed (Note 1)
b. Vacancy loss, etc.	Not disclosed (Note 1)
(2) Operating expenses	Not disclosed (Note 1)
a. Maintenance and management costs	Not disclosed (Note 1)
b. Utilities	Not disclosed (Note 1)
c. Repair expenses	Not disclosed (Note 1)
d.PM fee	Not disclosed (Note 1)
e. Tenant solicitation costs, etc.	Not disclosed (Note 1)
f. Taxes and public dues	Not disclosed (Note 1)
g. Non-life insurance premiums	Not disclosed (Note 1)
h. Other expenses	Not disclosed (Note 1)
(3) Net operating revenues	116,805	(1)-(2)
(4) Investment income from lump-sum payments	679	Appraised based on an investment yield of 1.0%.
(5) Capital Expenditures	2,091	Appraised based on the figures from the engineering report and similar cases.
net revenue	115,393	(3)+(4)-(5)
capitalization rate (esp. capital gains)	3.8%	Appraised, taking into account the standard yields of each area, the transaction yields of similar properties, etc., and the subject property's location conditions, building conditions, contract conditions, etc.
Value of earnings based on DCF method	3,005,000
discount rate	3.5%	Appraised by comprehensively taking into account the individual characteristics of the subject property, etc., with reference to the investment yields of similar properties.
Final capitalization rate	3.9%	Appraised, with reference to the transaction yields of similar properties, comprehensively taking into account the future trend of investment yields, the riskiness of the subject property as an investment, general forecasts of future economic growth rates, and trends in real estate prices and rents, etc.
cost price estimate	2,990,000
Land ratio	50.7%
Building Ratio	49.3%
Other items that the appraiser took into account in the appraisal	none in particular

(Note 1) The figure is equivalent to the quasi co-ownership interest (50%) in the property that ADL plans to acquire.

Information that tenants have not consented to disclose and information that can be calculated from such information are included, and if such information is disclosed, it may cause disadvantages such as difficulty in maintaining lease relationships due to loss of trust with tenants, etc., and ultimately may harm the interests of unitholders. Therefore, the information is not disclosed, except for items for which disclosure would not be detrimental.

　End

About Advance Logistics Investment Corporation

Advance Logistics Investment Corporation is a J-REIT specializing in logistics facilities, managed by ITOCHU REIT Management Co., Ltd. (IRM), the asset management company of the ITOCHU Group.

We aim for stable management and growth through an extended cooperative relationship with our sponsor, the ITOCHU Group.

"Advance" is the common brand name of the real estate investment corporation managed by ITOCHU REIT Management Co., Ltd.

ADL website: https://www.adl-reit.com/en/

IRM website: https://www.itc-rm.co.jp/en/

13

<Attachment> Characteristics of the property to be acquired

iMissions Park Atsugi 2

■Location

The property is located in an industrial area, adjacent to the Utagawa Industrial Square District area and the Naruse No. 2 roadside industrial district, with a concentration of factories and logistics facilities in the surrounding area. Located approximately 3.0km from the Atsugi Interchange on the Tomei Expressway and Odawara-Atsugi Road and approximately 2.5km from the Atsugi Minami Interchange on the New Tomei Expressway, the property has good access to expressways, enabling deliveries over a wide area including Kanagawa Prefecture, Shizuoka Prefecture, and Tokyo. The population of Isehara City, where the property is located, is approximately 100,000 as of 2022, and the area is fully capable of securing facility workers.

■Building Characteristics

The property is a four-story logistics facility with a total floor area of 15,530.73m2 (registry), and is used by one logistics company. The basic specifications include an effective ceiling height of at least 5.5 meters, a pillar spacing of at least 10 meters, and a floor load capacity of at least 1.5 tons per square meter. The warehouse is equipped with two cargo elevators and two vertical conveyors. As for delivery efficiency, the facility is equipped with 10 truck berths on one side of the first floor, and is a low-rise facility, making it highly convenient.

The parking lot has 34 spaces for passenger vehicles, and as a BCP measure, an emergency power generator has been installed and is ready to operate even in the event of a disaster.

■ Map of the surrounding area and photographs of the property to be acquired

Area Map

Photograph

14

iMissions Park Kazo

■Location

Located in an industrial-only zone within Otone Toyonodai Techno-Town, the area is surrounded by a concentration of factories and logistics facilities.

The property is located approximately 2.2 km from the Kazo Interchange on the Tohoku Expressway, and has access to the Metropolitan Inter-City Expressway (Ken-O Expressway) from the Kuki Shiraoka Junction, approximately 9 km south of the Kazo Interchange on the Tohoku Expressway, enabling wide-area delivery to the entire Kanto region, including Kanagawa, Chiba and Tokyo prefectures. The population of Kazo City, where the property is located, is approximately 110,000 in 2022, making it an area with sufficient capacity to secure workers for the facility.

■Building Characteristics

The property is a three-story logistics facility with a total floor area of 11,173.46m2 (registry), and is used by one logistics company. The basic specifications include an effective ceiling height of 5.5m or higher, a pillar spacing of 10m or higher, and a floor load capacity of 1.5t/m2 or higher. The warehouse is equipped with one cargo elevator and one vertical conveyor. As for delivery efficiency, the facility is equipped with 9 truck berths on one side of the first floor, and is a low-rise facility, making it highly convenient.

The parking lot has 22 spaces for passenger vehicles, and as a BCP measure, an emergency power generator has been installed and is ready to operate even in the event of a disaster.

■ Map of the surrounding area and photographs of the property to be acquired

Area Map

Photograph

15

iMissions Park Yoshikawa-Minami

■Location

Located in the industrial area of the land readjustment project around the east exit of Yoshikawa-Minami Station, the neighborhood has a concentration of factories and logistics facilities. Located approximately 6.0 km from the Misato Nishi Interchange on the Tokyo Gaikan Expressway, the property is also accessible from the Kashiwa Interchange via the Misato JCT on the Joban Expressway, and can easily access National Route 16 via the Tokyo Gaikan Expressway to the three northern Kanto prefectures, enabling wide-area delivery to the entire Kanto region. The location is within walking distance of Yoshikawa Minami Station on the JR Musashino Line, and commuters from the adjacent areas of Misato, Nagareyama, Noda, Koshigaya, and Matsubushi (approximately 870,000 people) can be expected, making it an easy area to secure workers.

■Building Characteristics

The property is a three-story logistics facility with a total floor area of 17,852.85m2 (registry), and is used by one logistics company. The basic specifications include an effective ceiling height of at least 5.5 meters, a pillar spacing of at least 10 meters, and a floor load capacity of at least 1.5 tons per square meter. The warehouse is equipped with two cargo elevators and four vertical conveyors. As for delivery efficiency, 14 truck berths are provided on one side of the first floor, and the low-rise facility is highly convenient.

The parking lot has 70 spaces for passenger vehicles, and as a BCP measure, an emergency power generator has been installed and is ready to operate even in the event of a disaster.

■ Map of the surrounding area and photographs of the property to be acquired

Area Map

Photograph

16